UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 14, 2005

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On November 14, 2005, Amkor Technology, Inc. (“Amkor”) entered into a note purchase agreement with James J. Kim, Amkor’s chairman of the board of directors and chief executive officer, and certain other Kim family trusts (the “Note Purchase Agreement”) for the offer and sale of an aggregate amount of $100,000,000 of 6 1/4% Convertible Subordinated Notes due 2013 (the “Notes”) in a private placement. In connection with sale of the Notes, Amkor will enter into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee, governing the Notes.
     The material terms and conditions of the Indenture and Notes are as follows.
     Maturity. The Notes mature on December 1, 2013.
     Interest. The Notes pay interest of 6.25% per year. Interest on the Notes is paid semi-annually in arrears on June 1 and December 1 of each year, beginning June 1, 2006.
     Optional Conversion. The Notes may be converted at any time by the holder into shares of Amkor Common Stock at a conversion price of $7.49 per share.
     Optional Redemption. Amkor may redeem the Notes any time on or after December 5, 2010 at descending prices, starting at 102.344% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, as described in the Indenture.
     Designated Events. Upon certain designated events, which includes certain changes in control, holders of the Notes may require Amkor to purchase all or a portion of their Notes at a purchase price in cash equal to 100% of the principal amount of the Notes being purchased, plus accrued and unpaid interest to, but excluding, the purchase date. In certain cases, Amkor will be required to pay an additional make whole premium on the Notes, as described in the Indenture.
     Ranking. The Notes are Amkor’s general subordinated unsecured obligations.
     Transfer and Exchange. No Notes or shares of Common Stock issued upon conversion of the Notes may be transferred or exchanged during the period from the issue date until November 18, 2006; provided, however, that a holder of the Notes or shares of Common Stock issued upon conversion of the Notes may transfer such securities to an affiliated entity provided that such affiliated entity agrees to be bound by the transfer provisions of this Indenture and the Investors Rights Agreement.
     Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the unpaid principal on the Notes to become due and payable.
(a)	Amkor’s failure to pay the principal, or premium, if any, on the Notes when due at maturity, upon repurchase, upon acceleration or otherwise;

(b)	Amkor’s failure to pay an installment of interest on the Notes that continues for thirty (30) days or more;

(c)	Amkor’s failure to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of sixty (60) days after a notice of default is given;

(d)	Amkor defaults in the payment required pursuant to certain designated events;

(e)	Amkor’s failure to provide timely notice of any designated event;

(f)	Amkor’s failure to make any payment at maturity, including any applicable grace periods, in respect of indebtedness that is guaranteed or assumed by Amkor or any of its significant subsidiaries which payment is in an amount in excess of $20,000,000, or which default results in the acceleration of any such indebtedness of an amount in excess of $20,000,000 without such indebtedness having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled, and such failure in either case continues for thirty (30) days after notice of default is given;

(g)	certain events of bankruptcy, insolvency or reorganization of Amkor or any of its significant subsidiaries; and

(h)	Amkor’s or any of its significant subsidiaries’ filing of a voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the federal bankruptcy law.
     Pursuant to the terms and conditions of the Note Purchase Agreement, Amkor and the purchasers of the Notes shall also enter into an investors rights agreement (the “Investors Rights Agreement”). Under the Investors Rights Agreement, Amkor will agree, for the benefit of the holders of the Notes, to use its commercially reasonable efforts to file a shelf registration statement with respect to the resale of the Notes and the common stock issuable upon conversion of the Notes within 90 days after the original issuance of the Notes and to cause such shelf registration statement to be declared effective within 180 days after the original issuance of the Notes. Amkor will also agree to use its commercially reasonable efforts to keep the shelf registration statement continuously effective until the earliest of (1) three years after the last date of original issuance of the Notes, (2) the sale pursuant to the shelf registration statement of all the Notes and the shares of common stock issuable upon conversion of the Notes and (3) the date when the holders of the Notes and common stock issuable upon conversion of the Notes are able to sell such securities immediately pursuant to Rule 144(k) under Securities Act of 1933, as amended (the “Securities Act”), subject to certain exceptions set forth in the Investors Rights Agreement.
     The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation to buy the Notes.
Item 3.02. Unregistered Sales of Equity Securities
     As disclosed above, on November 14, 2005, Amkor entered into a Note Purchase Agreement to offer and sell $100,000,000 aggregate principal amount of the Notes in a private placement. The Notes will be sold pursuant to the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act and Rule 144A under the Securities Act.
     The Notes are convertible at any time at the option of the holder at an initial conversion price of $7.49 per share (equivalent to a conversion rate of approximately 133.51 shares of common stock per $1,000 principal amount of Notes), subject to adjustment. Upon conversion of a Note, in lieu of shares of common stock, a holder will receive cash in lieu of fractional shares. If more than one Note is surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes surrendered for conversion.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     99.1 Press release issued by Amkor on November 14, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By. /s/ Kenneth T. Joyce

Kenneth T. Joyce Chief Financial Officer

Date: November 15, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by Amkor Technology, Inc. on November 14, 2005.